Morgan Stanley	Exhibit (r)(1)

1.4.18 Funds Code of Ethics

1	Executive Summary

This Code of Ethics (the “- Code”) is intended to ensure that all acts, practices and courses of business engaged in by “Access Persons” of any registered investment companies, including exchange traded funds advised or managed by Morgan Stanley Investment Management, Inc. (“MSIM”), Calvert Research and Management (“Calvert”), Eaton Vance Management (“Eaton Vance”), Boston Management and Research (“BMR”) and Morgan Stanley AIP GP LP (“Morgan Stanley AIP”), (each, a “Fund” and collectively, the “Funds”) reflect high standards and comply with the requirements of Section 17(j) of the Investment Company Act of 1940 (the “1940 Act”), as amended, and Rule 17j -1 thereunder (the “Rule”). To the extent that any such individuals, including those who are employed by a Fund investment adviser or affiliated sub-adviser or a fund principal underwriter, are subject to compliance with the MSIM Public and Private Side Code of Ethics and Personal Trading Guidelines (the “Adviser Code”), which has been adopted pursuant to the Rule, compliance by such individuals with the provisions of the Adviser Code shall constitute compliance with this Code. The Code will be effective for a Fund upon its adoption by that Fund’s Board of Directors or Trustees, including a majority of directors or trustees who are not interested persons (“Independent Directors/Trustees”) as set forth in Section 5.

1.1	General Duty to Maintain Confidentiality

The Independent Directors/Trustees of each Fund is obligated to maintain the confidentiality of all information and data which a Fund may disclose to him or her while he or she is acting in his or her capacity as a trustee of the Fund including, but not limited to: information regarding a Fund’s governance, Board of Trustees, officers and service providers (including a Fund’s Adviser); minutes and other records of meetings; investment program, strategies and performance; portfolio holdings; dividends and distributions; secondary offerings; investment leverage; compliance, legal and regulatory matters (including Fund policies and procedures); valuation of assets; administration, custody, finances or operations (including information relating to financial statements); corporate actions; strategic plans; litigation and regulatory inquiries; communications; regulatory examinations and enforcement activities; shareholders and shareholder-related communications; marketing, and secondary market support activities; intellectual property and trade secrets; and any other information which is proprietary to a Fund or its service providers (including its Adviser) or which a Fund has obtained from third parties and with respect to which a Fund is obligated to maintain confidentiality (collectively, “Confidential Information”). Each of the Independent Directors/Trustees of each Fund must use Confidential Information only in connection with his or her duties as a Fund director or trustee and may not use Confidential Information in any way that is, or could be deemed, to be detrimental to a Fund, its officers, trustees and/or the Adviser or other service providers.

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2	Glossary

2.1	Definitions

Access Person	Defined by Rule 17j-1 under the 1940 Act as (i) any director, officer, general partner or employee of a fund or of a fund’s investment adviser (or of any company in a control relationship to the fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities (as defined in Rule 17j-1) by a fund, or whose functions relate to the making or any recommendations with respect to such purchases or sales; or (ii) any director, officer, or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the fund regarding the purchase or sale of Covered Securities.

Beneficial Ownership	“Beneficially Owned” generally means an interest where you or a member of your Immediate Family, directly or indirectly: (i) have investment discretion or the ability (including joint ability or discretion) to purchase or sell securities or direct the disposition of securities; (ii) have voting power over securities, or the right to direct the voting of securities; or (iii) have a direct or indirect financial interest in securities (or other benefit substantially equivalent to ownership of securities). For purposes of this Code, “beneficial ownership” shall be interpreted in the same manner as it would be under Section 16 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Covered Securities

Generally includes:

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All equity or debt securities (excluding high yield securities, which are prohibited), including but not limited to, derivatives of securities (such as options on securities, on indexes and on currencies, warrants and American depositary receipts);

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Asset-backed securities;

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Closed-End Funds;

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Commodities;

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Corporate and municipal bonds, and similar instruments;

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Exchange-Traded Funds including single-stock Exchange-Traded Funds, Exchange- Traded Notes and Crypto Currency Exchange-Traded Funds;

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Futures;

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Initial Coin Offerings and Secondary Coin Offerings;

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Investments in all kinds of limited partnerships;

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Investments in real estate investment trusts (REITs);

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Investments in private investment funds, hedge funds, private equity funds, and venture capital funds;

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Open-end mutual funds and Exchange-Traded Funds for which MSIM or Eaton Vance Management or an Eaton Vance Affiliated Entity acts as adviser or sub-adviser and excluding money market funds;

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Preferred securities;

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Securities indices;

Employee	Any individual employed by a Fund, its Adviser, or affiliated sub-adviser.

Immediate Family	For purposes of the Code, “Immediate Family” includes a director or trustee’s spouse or domestic partner, dependents and all other persons for whom the director or trustee, their spouse, or domestic partner contributes substantial financial support. This does not include an unrelated person who shares the same residence with the director or trustee provided that the unrelated person and the director or trustee are financially independent of one another.

Independent Director/Trustee	A director or trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

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Open-end Registered Investment Companies	Open-end mutual funds or equivalent in other jurisdictions (e.g., UCITS, SICAVs, UK Authorized Unit Trusts, open-end investment companies (”OEICS”)) for which MSIM does not act as adviser or sub-adviser;

Personal Transaction	The purchase or sale, or other acquisition or disposition, of a security for the account of the individual making the transaction or for an account in which he or she has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in a security.

Proprietary or Sub-advised Mutual Fund	Proprietary or Sub-advised Mutual Fund means any Open-end Registered Investment Companies for which MSIM acts as investment adviser or sub- adviser.

2.2	Exemptions

No holding or reporting requirement (as specified) is required for a Personal Transaction in any of the following securities:

•	U.S. government securities and equivalent securities issued by non-U.S. governments;

•	Bank certificates of deposit;

•	Bankers’ acceptances;

•	Commercial paper;

•	U.S. government agency securities;

•	High quality short-term instruments (including repurchase agreements);

•	Open-end Registered Investment Companies (mutual funds) not advised or sub-advised by MSIM (as defined in the Adviser Code);

•	Money market funds;

•	Currencies (including spot FX)

•	Physical commodities;

•	529 plans provided that the plan is not invested in a Proprietary or Sub-advised Mutual Fund;

•	Variable insurance products that invest in funds for which MSIM does not act as adviser or sub-adviser;

•	Exchange-traded funds (“ETFs”) including Crypto Currency ETFs (No holding period requirement but reporting is required). Single-stock ETFs are not exempt; and

•	Exchange-traded notes (No holding period requirement but reporting is required).

In addition, no report is required with respect to any account over which the Access Person has no direct or indirect influence or control.

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3	Reporting Requirements

3.1	Reports of Transactions - Independent Directors/Trustees and Directors/Trustees who are not Access Persons (collectively, “Directors/Trustees”)

A Director/Trustee shall report promptly to MSIM’s-Legal and Compliance Division (“LCD”) any Personal Transaction in a security if he or she knows or in the course of his/her duties as a Director/Trustee should have known that during the 15 calendar day period immediately before or after the Director/Trustee’s transaction in the same security: (i) the Fund purchased or sold the same security; or (ii) the Fund, its investment adviser or affiliated sub-adviser considered purchasing or selling the same security. For the sake of clarity, Fund portfolio holdings information that is published or otherwise made publicly available shall not be construed to impart actual or constructive knowledge of the Fund’s portfolio transactions on a Director/Trustee. The purchase or sale of securities while in possession of material non-public information is strictly prohibited.

Holding Period: Morgan Stanley and Eaton Vance Closed-End Funds. Pursuant to federal securities laws, Directors/Trustees of closed-end Funds may not benefit from purchasing and selling shares of a closed-end Fund within 6 months of each other. Directors/trustees must file, on SEC Form 4, information regarding their transactions in shares of the closed-end Funds. A member of MSIM’s Legal and Compliance Division will notify the Directors/Trustees and assist with the filing of these Forms. Closed-end Fund shares purchased should be held for at least 6 months.

3.2	Reports of Transactions, Brokerage Accounts and Holdings - Access Persons not covered by Section 3.1

No later than 10 calendar days after becoming an Access Person, new Access Persons who are not covered by Section 3.1 of the Code will be required to provide to the MSIM Code of Ethics Group:

•	A list of all non-exempt securities holdings, with the information set forth below under annual reporting, as of the date of becoming an Access Person; and

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A list of all outside brokerage accounts, including open-end investment company accounts. The information must be current as of a date not more than -45 calendar days before the information is submitted.

On a quarterly basis, an Access Person of a Fund who is not covered by Section 3.1 of the Code must report:

•	All non-exempt securities transactions; and

•	A list of brokerage accounts and Open-end Registered Investment Company accounts opened during the quarter, to the MSIM Code of Ethics Group.

On an annual basis, an Access Person of a Fund who is not covered by Section 3.1 of the Code must provide the MSIM Code of Ethics Group with:

•	A list of holdings of all non-exempt securities beneficially owned by such Access Person as of March 31; the title of security, the number of shares held, and the principal amount of the security;

•	The name of any broker dealer, financial institution or Open-end Registered Investment Company where an account was maintained by such Access Person, as of March 31; and

•	The date the information is submitted by the Access Person.

•	The information in the Annual Report must be current as of 45 calendar days before the report is submitted.

An Access Person must obtain approval from the MSIM Code of Ethics Group before directly or indirectly acquiring Beneficial Ownership in any securities in an initial public offering or in a limited offering.

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3.3	Reports of Transactions Brokerage Accounts and Holdings - General

Any quarterly report required herein must be made within 30 calendar days after the end of the calendar quarter in which the Personal Transaction occurred. The reports may be made on the forms provided by MSIM Code of Ethics Group (accessed by email at: comply@morganstanley.com) or may consist of a broker statement that provides at least the same information. In the event that the MSIM Code of Ethics Group already maintains a record of the required information, an Access Person may satisfy this requirement by: (i) confirming in writing (which may include e-mail) the accuracy and completeness of the record and disclosing the Beneficial Ownership of securities (if any) not listed on the account statement; and (ii) recording the date of the confirmation. Furthermore, each year, an Access Persons will receive an Annual Certification for Employees from the MSIM Code of Ethics Group, where he or she is required to confirm that the information the Firm has in its records is accurate and complete. The Certification must be completed by the deadline specified by the MSIM Code of Ethics Group.

The MSIM Code of Ethics Group, or MSIM’s LCD, as applicable, will identify and advise all Access Persons of the Fund, including the Directors and Trustees, subject to the reporting requirements above. Each report required under this Section 3.3 will be submitted for review by the MSIM Code of Ethics Group.

4	Consequences of Violating the Code and Reporting of Violations

Any officer of a Fund who discovers a violation or apparent violation of the Code by an Access Person shall bring the matter to the attention of the applicable Fund’s Chief Compliance Officer (the “Fund CCO”), who shall then determine, in consultation with LCD as appropriate, whether a violation has occurred and, if so, impose such sanctions, if any, as deemed appropriate. The Fund CCO shall then report such violations to the Board of Directors/Trustees of the Fund, including rationale for the determination of the violation and any applicable sanctions no later than the next regularly scheduled Board meeting.

5	Administration and Review of the Code

No less frequently than annually, the Board of Directors or Trustees of each of the Funds shall be provided with (i) a written report that describes any new issues arising under the Code since the last report to the Board, including information on material violations of the Code and sanctions imposed in response to material violations; and (ii) a certification from the Fund CCO that each Fund has adopted procedures reasonable necessary to prevent Access Persons from violating the Code.

The Board of Directors or Trustees of each of the Funds, including a majority of the Independent Directors/Trustees, must approve this Code and any amendments.

6	Recordkeeping

Records are retained in accordance with the Firm’s Global Information Management Policy, which establishes general Firm-wide standards and procedures regarding the retention, handling, and destruction of official books and records and other information of legal or operational significance. The Global Information Management Policy incorporates the Firm’s Master Retention Schedule, which lists various record classes and associated retention periods on a global basis.

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7	Policy Governance

Effective Date:	March 2026

Relevant Law and Other Sources:	Rule 17j-1 under the 1940 Act; Section 16 of the Exchange Act of 1934, as amended.

Owner:	Head of IM Policies, Training and Regulatory Developments

Approver(s):	Chief Compliance Officer of Morgan Stanley Funds; Chief Compliance Officer of Eaton Vance Funds and the North Haven Private Assets Fund; Chief Compliance Officer of Calvert Funds

Contact Information:	im compliance policies@morganstanley.com

Intranet Location:	http://policypreview/2162608

Approved by the Board of the Morgan Stanley Funds on June 9-10, 2015; December 2, 2021; June 14-15, 2023; June 12-13, 2024; and March 11-12, 2026.

Approved by the Board of the Eaton Vance Funds on February 3-4, 2026.

Approved by the Board of the North Haven Private Assets Fund on February 12, 2026.

Approved by the Board of the Calvert Funds on March 2-3, 2026.

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